Exhibit 16.1

Michael F. Albanese, CPA
18 Lisa Court
Parsippany, NJ  07054
Phone (201) 406-5733; Fax 973-887-9103
E-mail: Mike@costreductionsolutions.com
WWW.CostReductionSolutions.com

July 22, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

I have read Item 4.01 of Form 8-K dated July 22, 2016, of Ionix Technology, Inc. and am in agreement with the statements contained therein as it relates to Michael F. Albanese, CPA. I have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Michael F. Albanese, CPA

Sincerely,

Michael F. Albanese, CPA

Cc: Ms. Suzanne Verrill